UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 11, 2015

MANHATTAN SCIENTIFICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York, 10174

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 12, 2009, Manhattan Scientifics, Inc. (the “Company”) entered into a Technology Agreement (the "Technology Agreement") and a related Sublicense Agreement (the "Sublicense Agreement" and together with the Technology Agreement, the "Carpenter Agreements") with Carpenter Technology Corporation (“Carpenter”) pursuant to which Carpenter received from the Company a field-limited exclusive sublicense of certain patents and intellectual property on a new class of metals and alloys initially developed at the Los Alamos National Security, LLC in consideration of fixed payments from Carpenter over an anticipated four-year period as well as royalty payments based on a percentage of Carpenter’s sales. On April 1, 2014, the Company received a minimum royalty payment from Carpenter in the amount of $600,000.

On February 11, 2015, the parties entered into a Settlement Agreement and Mutual General Releases (the "Settlement Agreement") pursuant to which the parties settled and released each other from any and all liabilities and claims related to the Carpenter Agreements.

Under the terms of the Settlement Agreement and as consideration for the full and final settlement and satisfaction of all claims that the Company has or could assert against Carpenter in connection with the Carpenter Agreements, Carpenter will: (1) pay the Company $8,000,000 within 10 days from the date of the Settlement Agreement; (2) transfer and/or assign to the Company all physical and intellectual property which was the subject matter of the Carpenter Agreements free and clear of all liens and encumbrances; (3) provide the Company with follow on technical assistance; and (4) provide the Company with a complete list of all customers and contacts for same related to the technology which was the subject matter of the Carpenter Agreements. In addition, under the terms of the Settlement Agreement, neither party may disparage the other and the Carpenter Agreements were terminated and rendered null and void.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, which are attached an exhibit to this Current Report on Form 8-K or were previously filed by the Company on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Settlement Agreement and Mutual General Releases by and between Manhattan Scientifics, Inc. and Carpenter Technology Corporation dated February 11, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: February 18, 2015	By	/s/ Emmanuel Tsoupanarias
Name: Emmanuel Tsoupanarias
Title: Chief Executive Officer
New York, New York